Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact:
Cecelia C. Heer
Investor/Public Relations
Bradley Pharmaceuticals, Inc.
973-882-1505, ext. 252
cheer@bradpharm.com

Bradley Pharmaceuticals Launches
Veregen™ (sinecatechins) Ointment, 15%

Fairfield, N.J. – Dec. 14, 2007 – Bradley Pharmaceuticals, Inc. (NYSE: BDY) today announced its launch of Veregen™ (sinecatechins) Ointment, 15%, indicated for the topical treatment of external genital (EGW) and perianal warts (Condylomata acuminata) in immunocompetent patients 18 years and older. Veregen™ is the first new prescription treatment for external genital warts in ten years. Bradley licensed the product from MediGene AG (Frankfurt: MDG) and has exclusive marketing rights in the United States.

Veregen™ is the first botanical drug approved for prescription use in the United States and is patented through 2017, with additional applications pending which, if approved, would extend patents beyond 2020. The active ingredient in Veregen™ is sinecatechins, a proprietary mixture of 8 catechins, the primary phenols found in green tea leaves. The health benefits associated with catechins are attributed in part to their antioxidant properties.

In two Phase III randomized, double-blind, vehicle-controlled studies, Veregen™ proved effective in clearing both baseline and newly emerging external genital and perianal warts, with complete clearance in 53.6% of all patients studied who received Veregen™ (as compared to 35.3% of those patients receiving vehicle). Veregen™ also demonstrated low recurrence rates during these trials. When treated with Veregen™, only 6.8% of the patients experienced recurrence. The majority of adverse reactions reported during these studies were mild to moderate skin and application site reactions, and there were no systemic side effects reported.

External genital warts are one of the most common and fastest spreading venereal diseases worldwide. More than 1 million new cases of EGW are seen each year in the United States and nearly 1.4 million sexually active adults have visible genital warts at any point in time. Current treatment for this condition primarily consists of cryosurgery and the topical therapy Aldara® (imiquimod).

Both the Doak Dermatologics and Kenwood Therapeutics divisions of Bradley will promote Veregen™ to specialty markets including dermatology and female healthcare providers.

“EGW is a condition that is both emotionally and physically distressing for patients,” stated Gerald Wachs, M.D., Medical Director of Bradley Pharmaceuticals. “We believe that Veregen™, an effective and safe alternative in the treatment of this condition, will enhance patient care.”

“Investigations of catechins have shown wide-ranging effects on mechanisms where HPV infection progresses to genital warts,” stated Warner K. Huh, M.D., Associate Professor, Division of Gynecologic Oncology, University of Alabama at Birmingham. “Veregen™ has been shown to be efficacious and generally well tolerated in patients with genital warts. There was also a relatively low rate of recurrence.”

“We are pleased to launch Veregen™ as a new therapeutic option,” stated Daniel Glassman, President and CEO of Bradley Pharmaceuticals, Inc. “The manufacture of this product is very complex, and I would like to commend everyone involved on achieving our goal of bringing Veregen™ to market in 2007. We are all very proud of this therapy and the steps we will be taking in advancing the treatment of EGW.”

Veregen™ will begin shipping to wholesalers and be available in drugstores within a few weeks.

Important Product Safety Information About Veregen™:

Veregen™ is indicated for the topical treatment of external genital and perianal warts (Condylomata acuminata) in immunocompetent patients 18 years and older.

Veregen™ has not been evaluated to treat urethral, intra-vaginal, cervical, rectal, or intra-anal human papilloma viral disease and should not be used to treat these conditions. Avoid use of Veregen™ on open wounds. Safety and efficacy of Veregen™ have not been established in immunosuppressed or pediatric patients, or pregnant women, or for the treatment of external genital and perianal warts beyond 16 weeks or for multiple treatment courses.

In clinical trials, local adverse events leading to discontinuation or dose interruption included: application site reactions, phimosis, inguinal lymphadenitis, urethral meatal stenosis, dysuria, genital herpes simplex, vulvitis, hypersensitivity, pruritis, pyodermitis, skin ulcer, erosions in the urethral meatus, and superinfection of warts and ulcers.

For additional important information about Veregen™, please view full prescribing information at www.bradpharm.com or request full prescribing information by contacting Bradley Pharmaceuticals at 973-882-1505.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com.

Aldara® is a registered trademark of Graceway Pharmaceuticals, LLC

About Bradley Pharmaceuticals, Inc.

Bradley Pharmaceuticals, Inc. was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and international markets. Bradley’s success is based upon its core strengths in marketing and sales, which enable the company to Commercialize brands that fill unmet patient and physician needs; Develop new products through life cycle management; and In-License phase II and phase III drugs with long-term intellectual property protection that upon approval leverage Bradley’s marketing and sales expertise to increase shareholder value. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, OB/GYN, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies. On October 29, 2007, Bradley signed a merger agreement with Nycomed US Inc.

Additional Information About the Proposed Merger Transaction and Where You Can Find It

In connection with the proposed merger with Nycomed US Inc and its wholly owned subsidiary, Phase Merger Sub Inc., the Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER TRANSACTION, STOCKHOLDERS OF BRADLEY PHARMACEUTICALS ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, on the Company’s website (www.bradpharm.com) or by contacting the Company at on the Company’s website (www.bradpharm.com) or by contacting the Company at Bradley Pharmaceuticals, Inc., Investor Relations at 383 Route 46 West, Fairfield, NJ 07004, Telephone: (973) 882-1505, ext 252. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s proxy statement disseminated in connection with the Company's 2006 Annual Meeting that was filed with the SEC on May 17, 2007. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as provided above.

Other Information:

For more detailed information, please see Bradley’s SEC filings, including its recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, by visiting www.bradpharm.com and clicking on the Investor Relations link, then on SEC Filings.

Safe Harbor for Forward-Looking Statements:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as the proposed merger with Nycomed US Inc., Bradley’s plans to in-license, develop and launch new and enhanced products with long-term intellectual property protection or other significant barriers to market entry, sales and earnings estimates, other predictions of financial performance, launches by Bradley of new products, market acceptance of Bradley’s products, and the achievement of initiatives to enhance corporate governance and long-term shareholder value. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to: predict the safety and efficacy of ELESTRIN™ and VEREGEN™ in a commercial setting; estimate sales; maintain adequate inventory levels; complete the returns and inventory optimization plan timely; reduce product returns; comply with the covenants under its new credit facility; access the capital markets on attractive terms or at all; favorably resolve the pending SEC informal inquiry; maintain or increase sales of its products; or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action and shareholder derivative lawsuits), government regulation and stock price volatility. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. Actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.